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                                                                  EXHIBIT (a)(5)

                          OFFER TO PURCHASE FOR CASH
                               35,252,986 SHARES
                                OF COMMON STOCK

                                      OF
                              ECKERD CORPORATION

                                      AT

                             $35.00 NET PER SHARE

                                      BY

                         OMEGA ACQUISITION CORPORATION
                         A WHOLLY-OWNED SUBSIDIARY OF
                          J. C. PENNEY COMPANY, INC.

       THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT
                      12:00 MIDNIGHT, NEW YORK CITY TIME,
          ON FRIDAY, DECEMBER 6, 1996, UNLESS THE OFFER IS EXTENDED.

                                                               November 7, 1996

To Our Clients:

  Enclosed for your consideration are the Offer to Purchase dated November 7, 1996 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer") in connection with the offer by Omega Acquisition Corporation, a Delaware corporation ("Purchaser"), and a wholly-owned subsidiary of J. C. Penney Company, Inc., a Delaware corporation, to purchase 35,252,986 shares of common stock, $.01 par value per share (the "Shares"), of Eckerd Corporation, a Delaware corporation (the "Company"), or such other number of Shares representing 50.1% of the Company's outstanding common stock on the date of purchase, at a purchase price of $35.00 per Share (such amount, or any greater amount per Share paid pursuant to the Offer, being hereinafter referred to as the "Offer Price"), net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer. Holders of Shares whose certificates for such Shares are not immediately available or who cannot deliver their certificates and all other required documents to the Depositary (as defined in the Offer to Purchase) or complete the procedures for book-entry transfer prior to the Expiration Date (as defined in the Offer to Purchase) must tender their Shares according to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

  WE ARE (OR OUR NOMINEE IS) THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

  Accordingly, we request instruction as to whether you wish to have us tender, on your behalf, any or all Shares held by us for your account pursuant to the terms and conditions set forth in the Offer.

  Please note the following:

  1. The tender price is $35.00 per Share, net to the seller in cash, without interest thereon.

  2. The Offer, proration period and withdrawal rights will expire at 12:00 Midnight, New York city time, on Friday, December 6, 1996, unless the Offer is extended.
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  3. The Offer is being made for 35,252,986 Shares or such other number of
Shares representing 50.1% of the Company's outstanding common stock on the date of purchase.

  4. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the Expiration Date 35,252,986 Shares or such other number of Shares representing 50.1% of the Company's outstanding common stock on the date of the purchase. The Offer also is subject to certain other conditions, which are set forth in the Offer to Purchase.

  5. Tendering stockholders who have Shares registered in their names will not be charged brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by Purchaser pursuant to the Offer. However, backup federal income tax withholding at a rate of 31% may be required, unless an exemption applies or unless the required taxpayer identification information is provided. See Instruction 10 of the Letter of Transmittal.

  6. The Board of Directors of the Company has unanimously determined that the Offer and the Merger (as defined in the Offer to Purchase) are fair to, and in the best interest of, the stockholders of the Company, has approved the Merger Agreement (as defined in the Offer to Purchase) and the transactions contemplated thereby, including the Offer at the Offer Price and the Merger, and recommends that the stockholders of the Company that wish to receive cash for their Shares accept the Offer and tender their Shares to Purchaser pursuant to the Offer.

  7. Notwithstanding any other provision of the Offer, payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (a) certificates for (or a timely Book-Entry Confirmation (as defined in Section 3 to the Offer to Purchase) with respect to) such Shares, (b) the Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed with any required signature guarantees or an Agent's Message (as defined in Section 2 of the Offer to Purchase) in connection with a book-entry transfer, and (c) any other documents required by the Letter of Transmittal. Accordingly, payment to all tendering stockholders may not be made at the same time depending upon when certificates for Shares or Book-Entry Confirmation with respect to Shares are actually received by the Depositary.

  If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth below. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the instruction form set forth below. An envelope to return your instructions to us is enclosed herewith. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

  The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares residing in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. However, Purchaser may, in its discretion, take such action as it may deem necessary to make the Offer to holders of Shares in such jurisdiction.

  In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

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                       INSTRUCTIONS WITH RESPECT TO THE
                          OFFER TO PURCHASE FOR CASH
                               35,252,986 SHARES
                              OF COMMON STOCK OF
                              ECKERD CORPORATION

  The undersigned acknowledge(s) receipt of your letter, the enclosed Offer to Purchase, dated November 7, 1996, and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer") in connection with the offer by Omega Acquisition Corporation, a Delaware corporation ("Purchaser") and a wholly-owned subsidiary of J. C. Penney Company, Inc., a Delaware corporation, to purchase 35,252,986 shares of common stock, par value $.01 per share ("Shares"), of Eckerd Corporation, a Delaware corporation (the "Company"), or such other number of Shares representing 50.1% of the Company's outstanding common stock on the date of purchase, at a purchase price of $35.00 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer.

  This will instruct you to tender to Purchaser the number of Shares indicated below (or if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Number of Shares to be Tendered*:                       SIGN HERE
                               Shares     -------------------------------------
------------------------------
                                          -------------------------------------
Certificate Nos. (if available):                     SIGNATURE(S)
                                 ----

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                                          -------------------------------------
Account Number:                             PLEASE TYPE OR PRINT NAME(S) HERE
                ---------------------
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Dated:                         , 1996
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* Unless otherwise indicated, it            PLEASE TYPE OR PRINT ADDRESS(ES)
 will be assumed that all Shares                          HERE
 held by us for your account are to       -------------------------------------
 be tendered.
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                                             AREA CODE AND TELEPHONE NUMBER
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                                            TAXPAYER IDENTIFICATION OR SOCIAL
                                                   SECURITY NUMBER(S)

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